Exhibit 99.1

Cinedigm Reports First Quarter Fiscal Year 2023 Financial Results

Consolidated First Quarter Revenue of $13.6 Million

Total Streaming Revenue Up 98% Over Prior Year

Ad-Supported Streaming Revenue Up 131% Over Prior Year

Subscription Streaming Revenue up 43% And Subscribers Up 45% Over Prior Year

Company Expects to Achieve Significant Total Revenue Growth, Sustainable Long-Term Profitability and Positive Cash Flow in Current Fiscal Year via New Business Initiatives and Significant Cost Savings

LOS ANGELES, August 15, 2022- Cinedigm Corp. (“Cinedigm” or “the Company”) (NASDAQ: CIDM), a premier streaming technology and entertainment company super-serving enthusiast fan bases, today announced its financial results for the first quarter of fiscal year 2023, which ended June 30, 2022, highlighting the Company’s positive business results and momentum, growth trajectory, financial targets and plan for sustainable profitability and positive cash flow by the fiscal fourth quarter, ending March 31, 2023.

“Our strong business momentum continues with total streaming revenue surging up 98% in our fiscal first quarter, almost doubling our long-term revenue growth target and exceeding our internal plan,” said Chris McGurk, Chairman and CEO of Cinedigm. “Even more impressive, on a two-year basis our streaming revenues were up 455% in the quarter. We continue to see massive growth in our advertising-supported (AVOD and FAST) streaming revenues, which increased 131% versus last year. Our diverse portfolio of 30 targeted enthusiast streaming channels, partnered with over 60 major advertising demand partners who bid on our ad inventory, now includes 15 owned and operated channels such as Fandor, Screambox and The Dove Channel, and several premium third-party branded channels such as The Bob Ross Channel, The Elvis Presley Channel and Real Madrid TV. This broad, diversified channel portfolio is not only driving continued strong results but is also mitigating risk, setting us apart from almost every other player in the fast-growing content streaming business, who are all mostly dependent on a single streaming channel or revenue model for success.”

Mr. McGurk continued, “Our vastly increased scale has made us an increasingly impactful player in the streaming content and technology business. Besides our 30-channel streaming portfolio, widely distributed on every major platform and with access to over 1.1 billion global streaming devices, we now control 46,000 film and television titles, making it one of the largest modern streaming libraries in the world, and fully own one of the industry-best streaming and content distribution platforms in Matchpoint. These scaled-up assets have set the stage for the Company to launch four key new growth initiatives: Our scale streaming platform known as Cineverse, Cinedigm Advertising Solutions, the Cinedigm Podcast Network, and version 2 of Matchpoint, our fully unified end-to-end digital distribution, content streaming and reporting analytics platform. Each of these initiatives fully leverages our valuable assets, superior technology and experienced workforce with little incremental investment.”

“Along with new partner expansion, we expect these initiatives will generate annual revenues of over $50 million at steady state. In addition, we are streamlining our cost structure as we reap the synergies and scale benefits from recently acquired assets. We expect to generate at least $7.5 million in annual cost savings and achieve our goal of long-term sustainable profitability this year. Finally, I believe it is important to point out that the long-planned wind down and monetization of our legacy Digital Cinema business is close to completion. In this quarter, this resulted in a revenue reduction of $4.8 million due to timing of revenue recognition of higher Digital Cinema equipment sales last year. Despite this planned wind down, we still expect to generate significantly higher total full year revenues in this fiscal year versus last year, when our total revenues increased 78% to $56.1 million, as we move toward our strategic goal of $150 million in annual revenues in two to four years,” said Mr. McGurk.

Erick Opeka, Chief Strategy Officer and President of Cinedigm Networks, added, “Our results and growth show that our strategy to scale our streaming business has paid off with substantial revenue growth and other key metrics. We expect this trend to continue as we make considerable progress on our key initiatives. Cineverse development is nearly complete for its launch in a matter of weeks, Cinedigm Ad Solutions has begun selling directly to major brands in earnest, and our Cinedigm Podcast business is scaling rapidly. All these initiatives are made possible through Cinedigm’s proprietary technology platform, Matchpoint, which affords us the ability to execute faster, at lower cost with higher margins, and with greater insight than our competitors. Matchpoint provides us a complete technology stack that fully meets the needs of a rapidly growing OTT business, providing us with an unparalleled competitive advantage that allows us to adeptly operate the largest FAST channel portfolio and streaming library in the business. Combined with a stellar management team, Cinedigm has in place all the elements to achieve what has been so far elusive in the nascent streaming business: a high growth, high margin, profitable streaming company.”

Key First Quarter Financial Results (Quarter Ended June 30, 2022):

●	Total streaming revenue increased 98% to $8.1 million, driven by an increase of 131% in ad-supported revenue and a 43% increase in subscription revenue over the prior year quarter;

●	Content and Entertainment revenue of $12.2 million grew by 38% and was driven by organic user growth, increasing market demand for Cinedigm’s extensive connected television ad inventory, and the launch of new streaming channels versus the prior year;

●	Consolidated revenue was $13.6 million, compared to $15.0 million in the prior year quarter. The decrease in consolidated revenue of $1.4 million was driven by a reduction of $4.8 million in legacy Digital Cinema equipment sales, as that business winds down and becomes fully monetized, partially offset by Streaming revenue growth. Excluding Digital Cinema results, revenues increased by 38% versus the prior year quarter;

●	Adjusted EBITDA was negative $2.2 million in the current year quarter, compared to positive Adjusted EBITDA of $5.5 million in the prior year quarter due mainly to the reduction in legacy Digital Cinema equipment sales and fees;

●	Net loss of $6.1 million, or $(0.03) per share, compared to net income of $5.1 million or $0.03 per share in the prior year quarter. This was driven by the reduction in legacy Digital Cinema equipment sales and also included a non-operating charge of $1.3 million for the Company’s investment in A Metaverse Company (f/k/a Starrise Media Holdings Ltd.).

Key Business Highlights During the Quarter:

●	Total streaming minutes in the quarter rose to approximately 2.31 billion, up 68.7% over the prior year quarter;

●	Cinedigm’s total ad-supported streaming audience, including web, mobile, social and connected TV increased to approximately 89.6 million monthly viewers, up 298% over the prior year quarter;

●	Total subscribers to the Company’s subscription video streaming services increased to approximately 984,000, representing an increase of 45% over the prior year quarter.

Outlook and Key Growth Initiatives

●	The rollout of Cineverse, Cinedigm’s flagship streaming service which exemplifies the Company’s long-term channel strategy, will contribute a new ad-supported revenue driver as well as consolidated access and cross-promotion of all the Company’s streaming properties and content library.

●	The aggressive expansion of Cinedigm’s high-margin Podcast Network, with a goal of more than 100 podcasts under distribution and 50 million monthly downloads within 24 months.

●	The launch of the Company’s direct ad sales initiative, Cinedigm Advertising Solutions, which enables the Company to capture even more of the upside in the still exploding ad-supported streaming business.

●	The rollout of the Company’s next generation of Matchpoint will provide Cinedigm with increased opportunities to scale streaming distribution via greater automation, provide greater business intelligence and timely financial insights. It will create greater revenue opportunities via SaaS sales and allow us to establish a new line of business for content aggregation.

Cinedigm’s multi-year investments in technology, streaming channels and content make these initiatives possible. They leverage our dramatically scaled-up asset and operating base and carry minimal additional overhead and working capital requirements.

The Company Reiterates Its Long-Term Growth Goals for The Next 2-4 Years:

●	Targeting at least 50% annual revenue growth in streaming;

●	Growing annual revenue to $150 million through both organic and acquired revenue;

●	Growing the content library to 75,000 titles.

The Company has already achieved its previously stated goals of obtaining 40 million monthly viewers and attaining engagement of one billion connected TV minutes. As a result of achieving these growth goals one year earlier than anticipated, the Company is currently in the process of resetting these targets.

Conference Call

Cinedigm will host a conference call and webcast to discuss these results on Tuesday, August 16, 2022 at 12:00pm ET / 9:00am PT.

Investors may access a live webcast of the call on the Company’s website at https://investor.cinedigm.com/events-and-presentations or by dialing 1-833-927-1758 within North America or +1-929-526-1599 from international locations using access code 457761 to be connected to the call. Participants should dial in at least 10 minutes prior to the start of the call.

A replay of the webcast will be available on the Company’s website at https://investor.cinedigm.com/events-and-presentations approximately one hour after the conference call concludes.

###

About Cinedigm

For over 20 years, Cinedigm (NASDAQ: CIDM) has led the digital transformation of the entertainment industry. Today, Cinedigm entertains consumers around the globe by providing premium feature film and television series, enthusiast streaming channels and technology services to the world’s largest media, retail, and technology companies. As a leader in the streaming industry, Cinedigm continues its legacy as an innovator through its adoption of next-generation technologies, such as artificial intelligence and machine learning, through its proprietary, highly scalable Matchpoint® technology platform. For more information, visit www.cinedigm.com.

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm’s filings with the Securities and Exchange Commission, including Cinedigm’s registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are “forward-looking’’ statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act’’). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “expects,” “anticipates,’’ “intends,’’ “plans,’’ “could,” “might,” “believes,’’ “seeks,” “estimates’’ or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings, or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm’s management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties, and assumptions about Cinedigm, its technology, economic and market factors, and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance, and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

For additional information:

Investor Relations Contact:

High Touch Investor Relations

Cinedigm@htir.net

CINEDIGM CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data, unaudited)

	June 30, 2022	March 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$11,519	$13,062
Accounts receivable, net of allowance of $2,605 and $2,921, respectively	25,215	30,843
Inventory	129	116
Unbilled revenue	2,597	2,349
Prepaid and other current assets	4,621	5,793

Total current assets	44,081	52,163
Equity investment in A Metaverse Company, a related party, at fair value	5,772	7,028
Property and equipment, net	1,865	1,980
Operating lease right-of use assets, net	680	749
Intangible assets, net	19,290	20,034
Goodwill	21,084	21,084
Other long-term assets	1,451	1,598
Total assets	$94,223	$104,636
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$46,450	$52,025
Current portion of deferred consideration on purchase of business	3,449	3,432
Current portion of earnout consideration on purchase of business	1,188	1,081
Operating lease liabilities	193	258
Current portion of deferred revenue	371	196

Total current liabilities	51,651	56,992
Deferred consideration on purchase – net of current portion	5,379	5,600
Earnout consideration on purchase – net of current portion	627	603
Operating lease liabilities, net of current portion	489	491
Other long-term liabilities	86	-

Total liabilities	58,232	63,686
Commitments and contingencies
Stockholders’ Equity
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; 7 shares issued and outstanding at June 30, 2022 and March 31, 2022. Liquidation preference of $3,648	3,559	3,559
Common stock, $0.001 par value; Class A stock 275,000,000 and 275,000,000 shares authorized at June 30, 2022 and March 31, 2022, respectively, 176,737,459 and 176,629,435 shares issued and 175,421,608 and 175,313,584 shares outstanding at June 30, 2022 and March 31, 2022, respectively.	174	174
Additional paid-in capital	523,669	522,601
Treasury stock, at cost; 1,315,851 and 1,315,851 Class A common shares at June 30, 2022 and March 31, 2022, respectively.	(11,608)	(11,608)
Accumulated deficit	(478,403)	(472,310)
Accumulated other comprehensive loss	(115)	(163)
Total stockholders’ equity of Cinedigm Corp.	37,276	42,253
Deficit attributable to noncontrolling interest	(1,285)	(1,303)
Total equity	35,991	40,950
Total liabilities and equity	$94,223	$104,636

CINEDIGM CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except for share and per share data)

	Three Months Ended June 30,
	2022	2021
Revenues	$13,590	$15,015
Costs and expenses:
Direct operating (excludes depreciation and amortization shown below)	7,356	4,631
Selling, general and administrative	9,815	6,043
Bad debt expense	3	71
Depreciation and amortization of property and equipment	256	649
Amortization of intangible assets	744	847
Total operating expenses	18,174	12,241
Income (loss) from operations	(4,584)	2,774
Interest expense, net	(133)	(144)
Gain on forgiveness of PPP loan and extinguishment of note payable	-	2,178
Change in fair value of equity investment in A Metaverse Company, a related party	(1,256)	334
Other expense, net	(14)	(11)
Income (loss) before income taxes	(5,987)	5,131
Income tax benefit	-	63
Net income (loss)	(5,987)	5,194
Net loss attributable to noncontrolling interest	(18)	(7)
Net income (loss) attributable to controlling interests	(6,005)	5,187
Preferred stock dividends	(88)	(89)
Net income (loss) attributable to common stockholders	$(6,093)	$5,098
Net income (loss) per Class A common stock attributable to common stockholders - basic:	$(0.03)	$0.03
Weighted average number of Class A common stock outstanding: basic	175,420,421	167,940,285
Net income (loss) per Class A common stock attributable to common stockholders - diluted:	$(0.03)	$0.03
Weighted average number of Class A common stock outstanding: diluted	175,420,421	171,257,356

Adjusted EBITDA

We define Adjusted EBITDA to be earnings before interest, taxes, depreciation and amortization, other income, net, stock-based compensation and expenses, merger and acquisition costs, restructuring, transition and acquisitions expense, net, goodwill impairment and certain other items.

Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. We use Adjusted EBITDA as a financial metric to measure the financial performance of the business because management believes it provides additional information with respect to the performance of its fundamental business activities. For this reason, we believe Adjusted EBITDA will also be useful to others, including its stockholders, as a valuable financial metric.

We present Adjusted EBITDA because we believe that Adjusted EBITDA is a useful supplement to net income (loss) from continuing operations as an indicator of operating performance. We also believe that Adjusted EBITDA is a financial measure that is useful both to management and investors when evaluating our performance and comparing our performance with that of our competitors. We also use Adjusted EBITDA for planning purposes and to evaluate our financial performance because Adjusted EBITDA excludes certain incremental expenses or non-cash items, such as stock-based compensation charges, that we believe are not indicative of our ongoing operating performance.

We believe Adjusted EBITDA is a performance measure and not a liquidity measure, and therefore a reconciliation between net loss from continuing operations and Adjusted EBITDA has been provided in the financial results. Adjusted EBITDA should not be considered as an alternative to income from operations or net loss from continuing operations as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Following is the reconciliation of our consolidated net loss to Adjusted EBITDA:

	For the Three Months Ended June 30,
($ in thousands)	2022	2021
Net income (loss)	$(5,987)	$5,194
Add Back:
Income tax (income) expense	-	(63)
Depreciation and amortization of property and equipment	256	649
Amortization of intangible assets	744	847
(Gain) Loss on extinguishment of note payable	-	(2,178)
Interest expense, net	133	144
Intangible impairment	-	-
Change in fair value on equity investment in Metaverse	1,256	(334)
Other expense, net	396	173
Recovery of doubtful accounts	3	71
Stock-based compensation and expenses	980	983
Net income (loss) attributable to noncontrolling interest	(18)	(7)
Adjusted EBITDA	$(2,237)	$5,479

Adjustments related to the Cinema Equipment Business
Depreciation and amortization of property and equipment	(117)	$(507)
Amortization of intangible assets	-	-
Stock-based compensation and expenses	-	-
Other expense	(11)	(11)
Recovery of doubtful accounts	(3)	(27)
Income from operations	11	(4,912)
Adjusted (negative EBITDA) from Content & Entertainment Business and Corporate	$(2,357)	$22